UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 4, 2007 (August 30, 2007)
TREEHOUSE FOODS, INC.
(Exact Name of Registrant as Specified in Charter)
Commission File Number:    001-32504

Delaware	20-2311383

(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

Two Westbrook Corporate Center Suite 1070 Westchester, IL	60154

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On August 30, 2007, TreeHouse Foods, Inc. (NYSE: THS) (“TreeHouse” or the “Company”) and Bay Valley Foods, LLC, a wholly-owned subsidiary of TreeHouse, entered into Amendment No. 2 (“Amendment No. 2”) to its Credit Agreement, dated as of June 27, 2005 (the “Credit Agreement”), with Bank of America, N.A., as administrative agent, and the other financial institutions party thereto. Amendment No. 2, among other things, reduces the Available Liquidity requirement with respect to permitted acquisitions and reduces the required Consolidated Interest Coverage Ratio of TreeHouse at the end of each fiscal quarter. The effect of the amendments is to increase the Company’s ability to borrow under the Credit Agreement.
     The descriptions set forth above are qualified in their entirety by Amendment No. 2, a copy of which is filed as an exhibit to this report and is incorporated by reference herein.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     Effective August 30, 2007, TreeHouse exercised its option under the Credit Agreement to increase the commitments under its revolving credit facility from $500 million to $600 million. Proceeds from the Company’s revolving credit facility may be used for working capital and general corporate purposes, including acquisition financing.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits:

Exhibit	Exhibit
Number	Description

10.1	Amendment No. 2 to Credit Agreement, dated as of August 30, 2007, by and among TreeHouse Foods, Inc., Bay Valley Foods, LLC, Bank of America, N.A., in its capacity as administrative agent, and each of the Lenders signatory thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.
Date: September 4, 2007	By:	/s/ THOMAS E. O'NEILL
Thomas E. O’Neill
General Counsel, Senior Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant

INDEX TO EXHIBITS

Exhibit	Exhibit
Number	Description

10.1	Amendment No. 2 to Credit Agreement, dated as of August 30, 2007, by and among TreeHouse Foods, Inc., Bay Valley Foods, LLC, Bank of America, N.A., in its capacity as administrative agent, and each of the Lenders signatory thereto.